UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement – John D. Schachtel

On July 1, 2020, Regional Management Corp. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with John D. Schachtel, the Company’s Executive Vice President and Chief Operating Officer, with a term commencing on July 1, 2020 and terminating three years thereafter. The Employment Agreement replaces Mr. Schachtel’s previous employment agreement with the Company, entered into effective May 15, 2017. Pursuant to the Employment Agreement, Mr. Schachtel will be paid an annual base salary of $415,000 (pro-rated for any partial year and less applicable withholdings), which is subject to increases as may be determined by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) from time to time. For each fiscal year during the employment term, Mr. Schachtel is also eligible to earn an annual bonus award under the Company’s Annual Incentive Plan, as amended and restated, based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 100% of his base salary. Subject to his continued employment, Mr. Schachtel is also eligible to receive long-term incentive awards under the Company’s 2015 Long-Term Incentive Plan, as amended and restated, at the discretion of the Board or the Compensation Committee.

Commencing in 2020, and for the remainder of the term of the Employment Agreement, Mr. Schachtel will be eligible to receive an annual base salary and cash and equity-based incentive compensation opportunities totaling in the aggregate at least $1,452,500, subject to the Compensation Committee’s discretion to adjust base salaries, determine allocations between cash and equity compensation opportunities, establish performance and/or multi-year service criteria, and determine if and to the extent any incentive compensation is earned and payable based on the attainment of performance criteria and other terms established by the Compensation Committee, and further subject to the terms and conditions of the applicable Company incentive plan and related award agreements (including, if applicable under any such plan or award agreement, multi-year vesting).

If Mr. Schachtel’s employment is terminated by the Company without “cause” or by Mr. Schachtel as a result of “good reason” (each as defined in the Employment Agreement), Mr. Schachtel will be entitled to receive: (i) accrued but unpaid salary through his termination date; (ii) an amount equal to his salary in effect on the termination date, payable over a period of 12 months following his termination date; (iii) an amount equal to his “average bonus” (as defined in the Employment Agreement) determined as of the termination date, payable over a period of 12 months following his termination date; (iv) the pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year; (v) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; (vi) reasonable outplacement service expenses for 12 months following his termination date, which shall not exceed $25,000; and (vii) reimbursement of expenses incurred prior to termination. If Mr. Schachtel’s employment is terminated by the Company without cause or by Mr. Schachtel as a result of good reason, and such termination occurs within six months before or one year after the effective date of a “change of control” (as defined in the Employment Agreement), then the amounts described in clauses (ii) and (iii) of the foregoing sentence will be increased by a factor of 100% (for a total of 200% of salary and average bonus).

If Mr. Schachtel’s employment terminates due to his death or “disability” (as defined by the Employment Agreement), Mr. Schachtel, his designated beneficiary or his estate, as applicable, will be entitled to receive: (i) accrued but unpaid salary prior to his death or disability; (ii) reimbursement of expenses incurred prior to his death or disability; and (iii) the pro-rata portion of any bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year. In addition, in the event Mr. Schachtel’s employment is terminated due to disability, he is entitled to payment of (i) an amount equal to his salary in effect on the termination date, payable over a period of 12 months following his termination date, (ii) an amount equal to his average bonus determined as of his termination date, payable over a period of 12 months following his termination date, (iii) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer, and (iv) reasonable outplacement service expenses for 12 months following his termination date, which shall not exceed $25,000, with the foregoing amounts reduced by the amounts payable under any disability insurance, plan, or policy provided and paid for by the Company.

If the Company terminates Mr. Schachtel’s employment with cause or if Mr. Schachtel voluntarily terminates his employment, he is entitled only to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the bonus for the preceding year is paid, Mr. Schachtel is also entitled to payment of the bonus for the preceding year.

Mr. Schachtel is also subject to customary restrictive covenants, and his entitlement to certain benefits is contingent upon his compliance with such covenants. In addition, Mr. Schachtel is required to comply with any equity retention policy, compensation recovery policy, stock ownership guidelines, or other similar policies maintained by the Company.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Grant of Restricted Stock Award to Interim Chief Financial Officer

On July 1, 2020 (the “Grant Date”), following consultation with its independent compensation consultant, the Compensation Committee granted Michael S. Dymski a restricted stock award (the “Award”) in recognition of Mr. Dymski’s service to the Company as its interim Chief Financial Officer. The Award is subject to the terms of the Company’s 2015 Long-Term Incentive Plan (as amended and restated) (the “2015 Plan”) and a Restricted Stock Award Agreement (the “RSA Agreement”). The number of shares subject to the Award is calculated by dividing $80,000 by the fair market value of the Company’s common stock on the Grant Date. One-third of the shares subject to the Award will vest on each of December 31, 2020, December 31, 2021, and December 31, 2022, subject to Mr. Dymski’s continued employment from the Grant Date through the respective vesting dates, or as otherwise provided in the 2015 Plan or the RSA Agreement, the form of which was previously filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated July 1, 2020, between John D. Schachtel and Regional Management Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: July 8, 2020	By:	/s/ Robert W. Beck
Name: Robert W. Beck Title: President and Chief Executive Officer

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